Exhibit 10.29

Focus Universal Inc.

2311 EAST LOCUST STREET ONTARIO, CALIFORNIA 91761

REDEMPTION AGREEMENT

April 13, 2026

Dear Great Point Capital, LLC (the "Holder"):

We refer to that certain Securities Purchase Agreement dated as of October 21, 2025, (the "Securities Purchase Agreement") by and between the undersigned Holder, Great Point Capital, LLC, and Focus Universal Inc., a Nevada corporation (the "Company") (collectively, the "Parties"). All capitalized terms used but not defined herein have meanings ascribed to them in the Securities Purchase Agreement and accompanying transaction documents. This letter agreement amends the Holder's rights pursuant to that certain Securities Purchase Agreement.

The Company agrees to repurchase all the I Iolder's outstanding Series B Convertible Preferred Stock, by wire transfer on Monday, .April 13, 2026, for $961,860 (the "Redemption"), amounting to 782 per share, which shall be deemed received by the Holder upon the Holder's bank confirming receipt of such wire transfer.

The Holder agrees to transfer and assign all the Series B Preferred Stock to the Company within 3 business days of the Redemption payment or to execute such instruments of transfer, extinguishment, or other documents as the Company's Transfer Agent may reasonably require transferring ownership of the Series B Preferred Stock. In addition, the Holder covenants not to exercise or convert any Series B Preferred Stock from the date this Agreement is executed until receipt of the Redemption or for 3 business days, whichever is shorter.

The Holder shall be solely responsible for, and is legally bound to make payment of, any taxes determined to be due and owing (including penalties and interest related thereto) by it to any federal, state, local, or regional taxing authority because of Redemption.

In entering into this Agreement, each Party acknowledges that they have had the opportunity to seek and rely upon the legal advice of attorneys of their own choosing. Each Party fully understands and voluntarily accepts the Agreement's terms based on the consideration set forth herein and not on any other promises or representations by the other Party or by the other Party's attorney, other agent or representative. In deciding to sign this Agreement, the Parties did not rely and have not relied on any oral or written representation or statement by the other Party or any attorney, or other agent or representative of the other Party, including, but not limited to, any representation or statement about the subject matter, basis, or effect of this Agreement.

Please countersign this Agreement to acknowledge your agreement to the Agreement and return it to us immediately and return it to us within three (3) days of receipt.

This Agreement may be executed by the Parties in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures and signature pages sent by email shall be binding as though they are originals.

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By your execution and delivery of this Agreement, the Holder (i) acknowledges and agrees that the Company is authorized to take any action reasonably necessary to implement and give effect to this Agreement and (ii) hereby represent and warrant to the Company that the Holder has the full right, power, and authority to execute and deliver this Agreement, that this Agreement constitutes the I Iolder's valid and binding obligation, enforceable against the Holder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity), and that the Holder's execution and delivery of this Agreement does not violate any agreement to which the Holder is a party or by which it is bound.

We appreciate your assistance and thank you in advance for your prompt attention to this matter. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict or laws principles. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder.

Sincerely,

/s/ Dr. Desheng Wang

Dr. Desheng Wang

Chief Executive Officer

Focus Universal Inc.

[Signature page to the Letter Agreement by and between Great Point Capital, LLC and Focus Universal Inc.]

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The undersigned Holder of Series B Convertible Preferred Stock hereby agrees to this Agreement as of April 13, 2026 (the "Effective Date"):

AGREED AND ACCEPTED:

By: /s/ Dan Dimiero

Name: Dan Dimiero

Entity: Great Point Capital, LLC

Title: Manager

Date: April 13, 2026

By: /s/ Chris Milligan

Name: Chris Milligan

Entity: Great Point Capital, LLC

Title: Trader/PM

Date: April 13, 2026

[Signature page to the Letter Agreement by and between Great Point Capital, LLC and Focus Universal Inc.]

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